EX-23.1
                     Consent of Wrinkle, Gardner & Co., P.C.
                          Certified Public Accountants
                           211 E. Parkwood, Suite 100
                              Friendwood, TX 77546
                           Telephone: (281) 992-2200
                               Fax: (281)992-2284


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: ATNG, Inc.
    Commission File # 000-28519

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K/A of ATNG, Inc. dated March 27, 2002.





                                        /s/ Wrinkle, Gardner & Co., P.C.
                                        -----------------------------------
                                        Wrinkle, Gardner & Co., P.C.
Friendwood, TX
March 27, 2002